UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 14, 2004



KENTUCKY BANCSHARES, INC.
 (Exact Name of Registrant as specified in Charter)


   Kentucky                 33-96358                61-0993464
 (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)           Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                     40362-0157
(Address of principal executive offices)          (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)



INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.
(a)	Not applicable
(b)	On September 14, 2004, in conjunction with its
regularly scheduled meeting, the Board of Directors of Kentucky Bank (the "Bank") announced plans for the Bank's president,
Louis Prichard, to assume the additional role of chief executive officer, effective January 1, 2005. The Bank's current chief executive officer, Buckner Woodford, will remain as Chairman of the Board of the Bank.  The Bank is the Registrant's sole
operating subsidiary.
(c)(1) 	On September 14, 2004, the Bank's Board of Directors
announced plans for Louis Prichard to become the Bank's chief executive officer, effective January 1, 2005.
	(2)	Louis Prichard, age 51, has served as president and
chief operating officer of Kentucky Bank since 2003.  He has been a director of the Bank and the Registrant since 2003. From 1983 to 2003, Mr. Prichard was employed by Farmers National Bank of Danville, serving as its chairman and chief executive officer since 1997. Mr. Prichard serves the Bank at the pleasure of the Bank's Board of Directors.
	(3)	Mr. Prichard does not have an employment agreement
with either the Bank or the Registrant.
(d)	Not applicable
EXHIBIT INDEX
Item No.       Description
99.1           Press Release dated September 16, 2004,
announcing Mr. Prichard's appointment as chief executive officer of the Bank.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              KENTUCKY BANCSHARES, INC.

Date:  September 16, 2004        By  /s/ Gregory J. Dawson
Gregory J. Dawson, C.F.O.










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